NEW JERSEY RESOURCES CORPORATION
BY-LAWS

Adopted November 20, 1981
Amended November 19, 1982
Amended December 8, 1983
Amended January 29, 1986
Amended and Adopted December 17, 1986
Amended January 27, 1988
Amended November 29, 1995
Amended March 10, 1997
Amended November 17, 1999
Amended July 11, 2007
Amended November 14, 2007
Amended July 14, 2009
Reviewed July 13, 2010
Reviewed July 11, 2012
Amended July 10, 2013
Amended July 16, 2014
Amended July 15, 2015

ARTICLE I
BOARD OF DIRECTORS
Section 1 - ELECTION. The business and affairs of the Company shall be conducted under the direction of its Board of Directors, which shall have all the powers of the Company except such as are by statute, by the Certificate of Incorporation, or by these By-Laws conferred upon or reserved to the stockholders. The number of directors constituting the entire Board of Directors shall not be less than three, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, each director to hold office until his or her successor shall have been elected and qualified. The members of the Board of Directors shall be divided into classes in the manner provided by Paragraph 7 of the Company’s Certificate of Incorporation and shall be elected and serve for such terms of office as are provided therein.
This Section shall provide the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders or a special meeting of stockholders pursuant to which persons shall be elected to the Board of Directors, and only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as a director.
Nominations of persons for election as directors may be made by (a) the Board of Directors or (b) by any stockholder who is a stockholder of record at the time of giving of the notice provided for in this Section and at the time of the meeting of stockholders, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section (a “Nominating Stockholder”). Any such Nominating Stockholder may nominate a person or persons for election as director only if written notice of such Nominating Stockholder’s intent (the “Nominating Stockholder Notice”) is delivered to the Secretary of the Company at the principal executive offices of the Company (i) with respect to an election to be held at an annual meeting of stockholders, not later than 75 days prior to the first anniversary of the preceding year’s annual meeting, or as set out below, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than 10 days following the date on which public announcement (as defined in Article III, Section 1 of these By-Laws) of the date of such meeting is first made. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the annual meeting, notice by the Nominating Stockholder must be delivered not later than 75 days prior to such annual meeting, or, if the date of the annual meeting is less than 75 days from the date on which public announcement of the date of such meeting is first made, not later than or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a Nominating Stockholder Notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made.
To be eligible to be a nominee for election or reelection as a director of the Company, a prospective nominee who is nominated by a Nominating Stockholder must deliver (in accordance with the time periods prescribed for delivery of the Nominating Stockholder Notice under this Section to the Secretary of the Company at the principal executive offices of the Company) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). Such prospective nominee must also provide a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to

(A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Company. For purposes of this Section, a “nominee” nominated by a Nominating Stockholder includes any person being considered to fill a vacancy on the Board of Directors.
The Nominating Stockholder Notice shall set forth (a) as to each person whom the Nominating Stockholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, and (ii) a completed and signed questionnaire, representation and agreement required by this Section described above and (b) as to the Nominating Stockholder proposing such nomination (1) the name and address, as they appear on the books of the Company, of such Nominating Stockholder, and (2) the class and number of shares of the Company which are owned (beneficially and of record) by such Nominating Stockholder and owned by any holder of record of the Nominating Stockholder’s shares, as of the date of the Nominating Stockholder Notice, and a representation that the Nominating Stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (3) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Nominating Stockholder and any of his or her affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Nominating Stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (4) a description of any agreement, arrangement or understanding (including any Derivative Transaction (as defined below)) that has been entered into as of the date of the Nominating Stockholder Notice by, or on behalf of, the Nominating Stockholder or any of his or her affiliates or associates, and a representation that the Nominating Stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (5) a representation that the Nominating Stockholder is a holder of record or beneficial owner of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (6) a representation whether the Nominating Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.
The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a Nominating Stockholder Notice of nomination which pertains to the nominee. The Chairman of the Board or other person presiding at a meeting of stockholders, may refuse to acknowledge the nomination of any person not made in accordance with the procedures prescribed by this Section, and in that event the defective nomination shall be disregarded.
Subject to limits, if any, contained in the Certificate of Incorporation, the Board of Directors shall be authorized at any time to increase the number of directors and to elect a new director to fill any such newly created directorship, by resolution adopted by the affirmative vote of the majority of the directors then in office. Any such new director shall hold office until the next annual meeting of stockholders and until his or her successor is elected.
If the office of any director becomes vacant for any reason, any such vacancy shall be filled by the Board of Directors, by resolution adopted by the affirmative vote of the majority of the remaining directors then in office. Any such new director shall hold office for the unexpired term and until his or her successor is elected. The stockholders may fill a directorship resulting from a vacancy or from an increase in the number of directors only if the Board of Directors shall not have done so.
The Board of Directors shall be authorized at any time by resolution to increase the number of directors and, by a majority vote, to elect a new director to fill any such newly created directorship. Any such new director shall hold office until the next Annual Stockholders’ Meeting and until his or her successor is elected.
A director, or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the voting stock.
For purposes of this Section and Article III, “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act and “public disclosure” or “publicly disclosed” shall mean disclosure or disclosed in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire or comparable news service or in a document publicly filed or furnished by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
For purposes of this Section and Article III, Section 1, “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Nominating Stockholder or Proponent or any of its affiliates or associates, whether record or beneficial:
(i) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,
(ii) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,
(iii) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or
(iv) which provides the right to vote or increase or decrease the voting power of, such Nominating Stockholder or Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Nominating Stockholder or Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Nominating Stockholder or Proponent is, directly or indirectly, a general partner or managing member.
Section 2 - BOARD OF DIRECTORS MEETINGS. As soon as practicable, after the Annual Meeting of Stockholders, the Board of Directors shall meet for organization and elect a Chairman, who shall not ex officio be deemed an officer or employee of the Company unless expressly so designated by the Board as the Chief Executive Officer of the Company. The Chairman shall preside at all meetings of the Board of Directors. The Board of Directors may also elect a Vice Chairman, who shall not ex officio be deemed an officer or employee of the Company, but who shall preside at any meeting of the Board of Directors in the absence of the Chairman.
Regular meetings of the Board of Directors shall be held in alternate months on the second Wednesday of each month unless otherwise determined by resolution of the Board. The time and place of each meeting shall be designated by resolution of the Board, Chairman, the President, or the Secretary in the notice of meeting.
Special meetings of the Board of Directors may be called at any time by the Chairman or the President. The Secretary shall also call such meeting on the written request of a majority of the directors.
No notice shall be required for regular meetings of the Board of Directors, provided the time and place shall have been previously fixed by resolution of the Board. The meeting for organization may be held on the day of and after the annual meeting of stockholders. One day notice of a special meeting of the Board of Directors shall be given, but this notice may be waived at any by any means permitted by New Jersey law. A meeting may be held at any time without notice when all directors are present and consent thereto or a director signs a waiver of notice, whether before or after the meeting. Where appropriate communication facilities are reasonably available, any or all directors have the right to participate in all or any part of a meeting of the Board of Directors or a Committee of the Board of Directors by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.. The Board of Directors may also act without a meeting by unanimous written consent which shall be filed with the minutes of the Board.
At all meetings of the Board of Directors, the presence in person or by telephonic conference call of a majority of directors shall constitute a quorum for the transaction of business. A lesser number than a quorum, however, may meet and adjourn to any day.
Section 3 - REMUNERATION. Directors, other than Company Officers, shall receive remuneration in such amount as shall be fixed by the Board of Directors from time to time.
ARTICLE II
OFFICERS
Section 1 - APPOINTMENT. The Board of Directors shall, as soon as practicable after the Annual Meeting, meet for organization and shall elect or appoint a President; such number of Vice Presidents as the Board may direct; Treasurer; and a Secretary, any of whom may but need not be a director, except that the officer designated as the Chief Executive Officer as provided herein must be one of the directors.
The Board of Directors shall further designate either the Chairman of the Board, or the President, as the Chief Executive Officer of the Company. In the event that the Chairman of the Board is designated by the Board of Directors as the Chief Executive Officer, the president shall be the Chief Operating Officer of the Company. In the event that the President is designated as the Chief Executive Officer, the Board may, in its discretion, designate a Vice President as the Chief Operating Officer. The Board of Directors shall further designate an officer as the Chief Financial Officer of the Company.

The Board of Directors may also elect or appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers as the Board shall from time to time deem necessary, who shall have such authority and shall perform such duties as may be prescribed in these By-Laws or by the Board of Directors.
Any two or more offices may be held by the same person. All of said officers shall hold their offices at the pleasure of the Board.
Section 2 - CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the stockholders and shall have, under the direction of the Board of Directors, overall executive responsibility for the supervision, management, and control of the business of the Company and of all departments of the Company’s operations; the Chief Executive Officer shall have the authority to sign all certificates of stock and all contracts and other instruments in the name of the Company, unless otherwise ordered by the Board; and shall have the authority and responsibility to do and perform all other duties as provided by law, by these By-Laws, or which are otherwise incidental to his or her office.
Section 3 - CHIEF OPERATING OFFICER. The Chief Operating Officer, if there be any such officer so designated, shall have general responsibility for the operation and administration of the business of the Company subject to the direction and control of the Chief Executive Officer and of the Board of Directors. The Chief Operating Officer shall perform such other duties as may be delegated or assigned to him or her by the Chief Executive Officer, or by the Board of Directors, and in the absence of the Chief Executive Officer, the Chief Operating Officer shall perform the duties of the Chief Executive Officer, and the performance of any such duty by the Chief Operating Officer shall be conclusive evidence of his or her right to act.
Section 4 - CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have overall responsibility for the preparation and maintenance of the Company’s financial books and records, for the accuracy and integrity of all reports of the Company’s financial condition which are prepared or issued under his or her authority, and for the financial affairs; and requirements of the Company. Upon request, the Chief Financial Officer shall make a report of the financial condition of the Company to the Board of Directors or to the Chief Executive Officer, and shall perform such other duties as may be delegated or assigned to him or her by the Board of Directors or by the Chief Executive Officer.
Section 5 - VICE PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as may be delegated or assigned to him or her by the Board of Directors, by the Chief Executive Officer (if other than the President), by the President, or by the Chief Operating Officer (if other than the President), and in the absence of the President: the Vice Presidents severally, in the order to be designated by the Chief Executive Officer, shall perform the duties of the President, and the performance of any such duty by a Vice President shall be conclusive evidence of his or her right to act.
Section 6 - ASSISTANT VICE PRESIDENT. Each Assistant Vice President shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors, by the Chief Executive Officer (if other than the President), by the President, or by any Vice President and the performance of any such duty shall be conclusive evidence of his or her right to act.
Section 7 - SECRETARY. The Secretary shall keep minutes of all meetings of the Board of Directors and Committees thereof, and of the stockholders, and shall give all notices of meetings of the stockholders, and of the Board of Directors and Committees thereof. The Secretary shall have custody of all deeds, contracts, agreements, and other records, except as otherwise provided in these By-Laws, or by the Board of Directors, and shall attend to such correspondence of the Company as the Board of Directors or the Chief Executive Officer shall direct. The Secretary shall be the custodian of the seal of the Company and shall affix it to any instrument requiring the same, except as otherwise provided herein or by the Board of Directors. The Secretary shall further perform such other duties as may be delegated or assigned to him or her by the Board of Directors, or by the Chief Executive Officer, and the performance of any such duty shall be conclusive evidence of his or her right to act.
Section 8 - ASSISTANT SECRETARY. Each Assistant Secretary, if there be any such officer, shall perform such duties as may be assigned to him or her by the Board of Directors, by the Chief Executive Officer, or by the Secretary and the performance of any such duties shall be conclusive evidence of his or her right to act.
Section 9 - TREASURER. The Treasurer shall have charge of all receipts and disbursements of the Company and shall be the custodian of the Company’s funds. The Treasurer shall have full authority to receive and give receipts for all monies due and payable to the Company from any source whatever, and to endorse checks, drafts and warrants in its name and on its behalf, and full discharge for the same to give. The Treasurer shall also have full authority to sign all checks, notes, drafts and certificates of stock. A report of the financial condition of the Company shall be made by the Treasurer or to the Chief Executive Officer whenever so requested by either of them. The Treasurer shall further perform such other duties as may be delegated or assigned to him or her by the Board of Directors, by the Chief Executive Officer, or by the Chief Financial Officer, and the performance of any such duty shall be conclusive evidence of his or her right to act.
Section 10 - ASSISTANT TREASURER. Each Assistant Treasurer, if there be any such officer, shall have such powers and shall perform such duties as may be assigned to him or her by the Board of Directors, or by the Chief Executive Officer, by the Chief Financial Officer, or by the Treasurer, and the performance of any such duty shall be conclusive evidence of his or her right to act.
ARTICLE III
STOCKHOLDERS’ MEETINGS
Section 1 - ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of the stockholders shall be held on a date, time and place as may be fixed by resolution of the Board of Directors and set forth in the notice of the meeting, for the purpose of electing directors and transacting such other business as may properly come before the meeting.
At an annual meeting of the stockholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by Article I, Section 1) shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section (the “Proponent”). For business to be properly brought before an annual meeting by a Proponent, the Proponent must have given timely notice thereof in writing to the Secretary of the Company, at the principal executive offices of the Company. To be timely, a Proponent’s notice shall be delivered not less than 75 days prior to the first anniversary of the preceding year’s meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not later than the 75th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.
Such Proponent’s notice shall set forth as to each matter the Proponent proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the Proponent proposing such business, (iii) the class and number of shares of the

Company which are, directly or indirectly, owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s shares, as of the date of the notice, and a representation that the Proponent will notify the Company in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) any material interest of the Proponent in such business, (v) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a description of any agreement, arrangement or understanding (including any Derivative Transaction (as defined in Article I, Section 1)) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vii) a representation that the Proponent is a holder of record or beneficial owner of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (viii) a representation whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal and (ix) in the event that such matter includes a proposal to amend either the Certificate of Incorporation or the By-Laws of the Company, the language of the proposed amendment.
For the purposes of this Section and Article I, Section 1, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This Section shall provide the exclusive means for a stockholder to submit business (other than the nomination of a person for election as a director, which is governed by Article I, Section 1 above) before a meeting of stockholders.
Notwithstanding this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals as to any other business to be considered pursuant to this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Each share of stock entitled to vote at any meeting shall be entitled to one vote, which vote may be given either in person or by proxy, but no proxy shall be valid for more than eleven months unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution.
Every proxy shall be executed in writing by the stockholder or his or her agent, except that a proxy may be given by a stockholder or his or her agent by telegram, cable, telephonic transmission or by any other means of electronic communication so long as that telegram, cable telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the stockholder or his or her agent.
Section 2 - SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders may be called at any time by the Chief Executive Officer, or upon the order of the Board of Directors, or upon the written request of the holders of a majority of the capital stock outstanding at the time and entitled to vote there at.
Section 3 - NOTICE OF MEETINGS OF STOCKHOLDERS; POSTPONEMENT OF MEETINGS; OPENING AND CLOSING OF POLLS. Unless waived, written notice of the time, place, purpose or purposes and means of remote participation (if authorized by the Board of Directors) of all stockholders’ meetings, either annual or special, shall be given by the Secretary not less than ten nor more than sixty days before the date of the meeting, personally, by mail or (when consent is provided by the stockholder) by electronic transmission, to each stockholder entitled to vote at the meeting at his or her last post office address as shown on the books of the Company or, if by electronic transmission, in accordance with New Jersey law.
Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the Board of Directors upon public announcement made on or prior to the date previously scheduled for such annual or special meeting.
The date and time for the opening and the closing of the polls for each matter to be voted upon at any meeting of stockholders shall be announced at the meeting by or pursuant to the direction of the officer presiding at the meeting.
Section 4 - RECORD DATES. The Board of Directors by resolution shall have power to fix in advance a date, not exceeding sixty days or less than ten days preceding the date of any meeting of stockholders, and not exceeding sixty days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders’ vote at any such meeting or entitled to receive payment of any such dividend, or any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case stockholders of record on the date so fixed shall be exclusively entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or to exercise such rights, as the case may be, not withstanding any transfer of any stock on the books of the Company after any such record date so fixed as aforesaid.
Section 5 - QUORUM OF STOCKHOLDERS. At any meeting of the stockholders, the holders of a majority of all the shares of the capital stock of the Company entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and in that case, the representation of the number so required shall constitute a quorum.
If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed as provided in these By-Laws for an annual or special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.
ARTICLE IV
COMMITTEES
Section 1 - EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee of not less than three of its members, including ex officio the Chairman of the Board and the

Chief Executive Officer (if other than the Chairman). The Chairman shall, ex officio be the Chairman of the Executive Committee and shall preside at its meetings.
The Executive Committee shall hold regular meetings at such times and places as shall be designated by resolution of the Board or of the Committee, or in the notice of meeting. Special meetings of the Executive Committee may be called at any time by the Chairman or by the Chief Executive Officer (if other than the Chairman) and shall be called upon the written request of a majority of the members thereof.
No notice shall be required for regular meetings of the Executive Committee, provided the time and place thereof shall have been previously fixed by resolution of the Board or the Committee. Two days notice of a special meeting of the Executive Committee shall be given to each member, but this notice may be waived by such member at any time in writing or by telegraph. A meeting of the Executive Committee may be held at any time without notice when all the members are present and consent thereto. The Executive Committee may also act without a meeting, by unanimous written consent of the members thereof which shall be filed with the minutes of the Board. At every meeting of the Executive Committee, the presence in person or by telephonic conference call, of a majority of the members thereof shall constitute a quorum for the transaction of business.
During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors as may be permitted by law in the management and direction of the business and the conduct of the affairs of the Company, in such manner as the Executive Committee shall deem best for the interests of the Company, in all cases in which specific directions shall not have been given by the Board of Directors.
All action taken by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.
Section 2 - AUDIT COMMITTEE. The Board of Directors shall designate an Audit Committee, which shall consist of three or more directors, each of whom shall satisfy the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, each as then in effect. The Audit Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The responsibilities of the Audit Committee shall be set forth in the Audit Committee’s charter as approved by the Board of Directors.
Section 3 - OTHER COMMITTEES. The Board of Directors may, from time to time, appoint such other committees for any purpose or purposes as the Board may deem appropriate, which shall have such powers as shall be specified in the resolution of appointment.
Section 4 - RECORDS AND REPORTS. All committees shall keep full records of their proceedings, and shall report from time to time to the Board, as called upon by the Board, or as provided by these By-Laws.
Section 5 - REMUNERATION. Directors, other than Company Officers, shall receive such compensation for their services as a member of any Committee of the Board in such amount as shall be fixed by the Board of Directors from time to time.
ARTICLE V
COMPANY STOCK
Section 1 - STOCK CERTIFICATES. The Certificates for shares of capital stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and as may be required by New Jersey law. Certificates for shares of capital stock of the Company shall be signed by the President and Chief Executive Officer or a Vice President (including any Executive or Senior Vice Presidents) and countersigned by the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary. Each

certificate of stock shall certify the number of shares owned by the stockholder in the Company. The shares of capital stock of the Company shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of capital stock of the Company shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Company. Notwithstanding the adoption of any resolution providing for uncertificated shares of capital stock, every holder of shares of capital stock represented by certificates and upon request every holder of uncertificated shares of capital stock shall be entitled to have a certificate representing the number of shares of capital stock registered in certificate form. Any or all signatures upon a certificate may be facsimiles.
Section 2 - TRANSFER OF SHARES. Shares of Company stock shall be transferred on the books of the Company only (1) upon presentation and surrender of the appropriate certificate by the registered holder of such shares in person or by his or her duly authorized attorney or by a person presenting proper evidence of succession, assignment or authority to transfer such shares and, in any of such cases, cancellation of a certificate or of certificates for an equivalent number of shares or (2) in the case of uncertificated shares upon receipt of proper transfer instructions from the registered holder of such shares or from a duly authorized attorney or upon presentation of proper evidence of succession, assignment or authority to transfer such shares.
Section 3 - LOST CERTIFICATES OF STOCK. In case of loss, destruction or mutilation of any certificate for shares of capital stock of the Company, pursuant to the laws of the State of New Jersey relating to lost, destroyed or mutilated certificates for shares of capital stock, the Company may require the holder of record to furnish such information as the Board of Directors may require to ascertain whether such certificate has been lost, destroyed or mutilated. In addition, the Board of Directors may require that such holder of record give a bond of indemnity to the Company in such form and in such sum as the Board of Directors may direct, and to comply with any other terms the Board of Directors may lawfully prescribe, provided that the Board of Directors may elect not to require any bond when, in the judgment of the Board of Directors, it is proper so to do. Upon satisfactory completion by the holder of record of the requirements imposed by the Board of Directors, the Company shall deliver to the holder of record either a duplicate certificate for such shares of capital stock or evidence of the holder’s ownership of such shares of capital stock in uncertificated form, as the Board of Directors so determines.
Section 4 - STOCKHOLDER LIST. It shall be the duty of the Secretary or Assistant Secretary to prepare and produce (or be available by means of a visual display) at the time and place of every stockholders’ meeting, a true, full, and complete list of all the stockholders of the Company entitled to vote at the ensuing meeting, with the residence or other address of record of each and with the number of shares held by each, which list shall be made and arranged in alphabetical order, and shall, for a reasonable period during the meeting, be open to the examination of any stockholder.
ARTICLE VI
STOCK OF OTHER CORPORATIONS
Section 1 - VOTING OF STOCK. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the President of the Company or, in his, her or their absence, any Vice President, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of stockholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which as the owner thereof, the Company might have possessed and exercised. The Board of Directors or the Executive Committee, by resolution, from time to time may confer like powers upon any other person or persons.
Section 2 - WAIVERS AND CONSENTS. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the President of the Company or in his, her or their absence, any Vice President,

shall have full power and authority on behalf of the Company to waive notice of any meeting of stockholders of any corporation in which the Company may hold stock, and to authorize or approve and consent in writing to any action by any such corporation to the same extent and with the same force and effect as an individual stockholder of such corporation.
ARTICLE VII
FISCAL YEAR
Section 1. The fiscal year of the Company shall begin on October first of each year.
ARTICLE VIII
SEAL
Section 1. The seal of the Company shall be similar to the impression contained in the margin opposite hereto. It may at any time be changed by resolution of the Board of Directors.
ARTICLE IX
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS
Section 1 - DIRECTORS AND OFFICERS OF THE COMPANY AND ITS SUBSIDIARIES. (a) To the fullest extent permitted by the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended, the Company shall indemnify any person (an “Indemnitee”) who is or was involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”), or who is threatened with being so involved, by reason of the fact (i) that he or she is or was a director or officer of the Company or any subsidiary of the Company or (ii) that while serving as a director or officer of the Company or any subsidiary of the Company he or she is or was, at the request of or with the approval of the Company or any subsidiary of the Company, also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding (“Covered Expenses”), provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Company has given its prior consent to such settlement or disposition.
(b) An Indemnitee shall be reimbursed for Covered Expenses in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amounts to the Company if it is ultimately determined that such person is not entitled to be indemnified by the Company.
(c) The rights to indemnification conferred in this Article IX, Section 1 shall be a contract right and shall include the right to be paid by the Company for expenses to be incurred in defending or prosecuting any such Proceeding in advance of its final disposition.
Section 2 - EMPLOYEES AND AGENTS OF THE COMPANY. The Company may, to the extent authorized from time to time by the Board of Directors by way of resolution, indemnify and advance expenses to, employees and agents of the Company (“Covered Persons”). The Company shall not be obligated under this Article IX to indemnify any person or entity, except for Indemnitees, including: (i) any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) any other person who is not a director, officer or employee of the Company, in respect of any service by such person or entity, whether at the request of the Company or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan. Nothing in this

Article IX shall limit the Company’s power to pay or reimburse expenses of any Covered Person or employee or agent of the Company or any direct or indirect subsidiary of the Company, in connection with such person’s appearance as a witness in a Proceeding, whether or not such person is a party to such Proceeding, provided that such payment or reimbursement is first authorized by a resolution of the Board of Directors.
Section 3 - LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article IX to the contrary, the Company shall not be obligated to indemnify any person (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a Proceeding (or part thereof) initiated by such person unless such indemnification or advancement of expenses is authorized by way of resolution by the Board of Directors of the Company.
Section 4 - INSURANCE. The Company may purchase and maintain insurance or furnish similar protection to protect itself and any Indemnitee or Covered Person against any Covered Expenses incurred in any Proceeding whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX or under the laws of the State of New Jersey as they exists as of the date hereof or as they may hereafter be amended. The Company’s procurement of such insurance or similar protection shall not in any way expand the rights of any person.
Section 5 - NO RETROACTIVE REPEAL OR AMENDMENT. No elimination of or amendment to this Article IX shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to sixty days following such elimination or amendment. The rights provided to any person by this Article IX shall inure to the benefit of such person's heirs, executors, and administrators.
ARTICLE X
AMENDMENTS
Section 1. These By-Laws may be amended or repealed (i) by action of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, provided notice of such alteration, amendment, or repeal shall be given in the notice of any such meeting, or (ii) except as otherwise provided in Paragraphs 6, 7, 8, and 9 of the Certificate of Incorporation of the Company, by action of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, considered for this purpose as one class.

ARTICLE XI

EXCLUSIVE FORUM

Section 1. Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the District of New Jersey, or in the event that court lacks jurisdiction to hear such action, the Superior Court of the County of Monmouth, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the New Jersey Business Corporation Act or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any current or former director or officer or other employee or agent of the Company governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of New Jersey (a “Foreign Action”) in the name of any stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of New Jersey in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.